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                                                                    EXHIBIT 10.1

                           PURCHASE AND SALE AGREEMENT

This Purchase and Sale Agreement is made and entered into on this the 24th day of November, 1999, by and between LARIO OIL & GAS COMPANY, a Delaware corporation ("hereinafter referred to as Seller"); and TOREADOR EXPLORATION & PRODUCTION INC., a Texas corporation, and (hereinafter referred to as "Buyer").

1. SALE AND PURCHASE OF THE PROPERTIES. Subject to the terms and conditions herein set forth, Seller agrees to sell, assign, convey and deliver to Buyer and Buyer agrees to purchase and acquire from Seller at the Closing (defined in Article 11 below) but effective as of 7:00 a.m., Central Time, on October 1, 1999 (the Effective Date), an undivided fifty percent (50.00%) of Seller's right, title and interest in each property as set forth on Exhibit A (Wells), Exhibit B (Leases, Rights-of-Way and Easements), all other interest, if any, owned by Seller, in, to and under the Units, Wells, Leases, Rights-of-Way and Easements and all contracts relating thereto; and as of the Closing Date, an undivided fifty percent (50.00%) of Seller's right, title and interest as set forth on Exhibit "A" in the equipment located on or appurtenant to a Lease and used exclusively in connection with the operation of a Well, as well as the items listed on Exhibit C (Pipelines and Other Personal Property) (collectively, "the Properties"). Buyer understands and acknowledges that is the intent of this Agreement that Buyer acquire an undivided fifty percent (50.00%) of the interest acquired by Seller in those Wells, Leases, Royalty Interests, Rights-of-Way, Easements, and other properties set forth on the attached Exhibits acquired by Seller under that certain Purchase and Sale Agreement dated August 13, 1998 by and between Sonat Exploration Company, as Seller, and McCoy Petroleum Corporation and Lario Oil & Gas Company, as Buyers, insofar as said interests are described on the attached Exhibits.

2. PURCHASE PRICE. The purchase price for the Properties shall be Five Million and Five Hundred Thousand Dollars ($5,500,000.00) ("Purchase Price"), subject to any applicable adjustments as are hereinafter provided. Such Purchase Price shall be payable as follows:

     (a) At closing, Buyer shall pay to Seller an amount of Five Million Dollars ($5,000,000.00) in cash. The remaining Five Hundred Thousand Dollars ($500,000.00) shall be paid to Seller as follows:

         i) Toreador shall pay to Lario the sum of Two Hundred Fifty Thousand Dollars ($250,000.00) plus interest at prime plus 1%, amortized over 13 months, all payments to be made on a monthly basis; plus

         ii) Toreador shall pay to Lario the sum of Two Hundred Fifty Thousand Dollars ($250,000.00) plus interest at prime plus 1% on a date 13 months from the date of closing. The Interest on such sum shall be payable quarterly.

All payments shall be made by Certified Check or by wire transfer.

As evidence of good faith, with the signing of this Agreement, Buyer has deposited ten percent (10%) of the Purchase Price in cash with Seller ("Performance Deposit"). The Performance Deposit will not bear interest and is not refundable, except as specifically provided in this Agreement. Any forfeiture of the Performance Deposit as provided in this Agreement will be in addition to, and not in lieu of, any right or remedies that Seller has under law or in equity for Buyer's failure to perform under this Agreement.

3. ADJUSTMENTS TO PURCHASE PRICE; FINAL PURCHASE PRICE. The Purchase Price shall be adjusted as follows and the resulting amount shall be referred to herein as the Final Purchase Price.

         3.1 INCREASES IN PURCHASE PRICE. The Purchase Price shall be increased by an amount equal to the sum of Buyer's share of the following amounts:


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                  3.1.1             The amount of costs and expenses, including,
                                    without limitation, such capital
                                    expenditures as are permitted by Section
                                    6.1.1. below, incurred by Seller in the
                                    ordinary course of Seller's business and overhead charges as provided in Exhibit "E", related to the Properties from the Effective Date to the Closing Date.

                  3.1.2 The amount of all prepaid expenses, including, without limitation, ad valorem, property and similar taxes and assessments based upon or measured by ownership of the Properties and attributable to periods of time after the Effective Date.

                  3.1.3 As to Wells in which Seller's Net Revenue Interest (as defined in Article 10.1.2 below) is determined to be greater than the decimal interest noted in Exhibit A, an amount determined by multiplying the Allocated Value (as hereinafter defined) for Buyer's share of the interest in the Well in question by a fraction, the numerator of which shall be the decimal increase in Seller's Net Revenue Interest in such Well from the percentage shown for such Well in Exhibit A and the denominator of which shall be the Net Revenue Interest shown for such Well on such Exhibit.

         3.2 DECREASES IN PURCHASE PRICE. The Purchase Price shall be decreased by an amount equal to the sum of Buyer's share of the following amounts:

                  3.2.1 The amount of all proceeds received by Seller, net of all applicable taxes and royalties attributable to production from the Properties for periods of time after the Effective Date, excluding, however, proceeds from all production prior to the Effective Date, which proceeds shall be for the account of Seller.

                  3.2.2 An amount equal to all ad valorem, property, and similar taxes and assessments based upon or measured by Seller's ownership of the Properties that are unpaid as of the Closing Date and attributable to periods of time prior to the Effective Date.

                  3.2.3 Any amount determined in connection with uncured Title Defects as provided for in
                                    Article 10 below.

                  3.2.4 Any amount determined in connection with Adverse Environmental Conditions as provided for in Article 18 below.

4. REPRESENTATIONS AND WARRANTIES OF SELLER. Seller represents and warrants to Buyer that:

         4.1 ORGANIZATION. Seller is a corporation duly organized, validly existing and in good standing under the laws of the State of Delaware and is qualified to do business in and in good standing under the laws of the state of Kansas where the Properties are located.

         4.2 AUTHORITY. Seller has full power and authority and has taken all requisite action, corporate or otherwise, to authorize it to carry on its business as currently conducted, to enter into this Agreement and to perform its obligations under this Agreement.



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         4.3 ENFORCEABILITY. This Agreement has been duly executed and delivered on behalf of Seller and constitutes the legal, valid and binding obligation of Seller enforceable in accordance with its terms. At the Closing, all documents required hereunder to be executed and delivered by Seller shall be duly authorized, executed and delivered and shall constitute legal, valid and binding obligations of Seller enforceable in accordance with their respective terms.

         4.4 CONTRACTS. To the best of Seller's knowledge, all material leases, operating agreements, production sales contracts, farmout agreements and other contracts or agreements respecting the Properties are reflected in Exhibit D and can be found either of record in the counties in which the Properties are located or are reflected or referenced in Seller's files.

         4.5 PREFERENTIAL PURCHASE RIGHTS/CONSENTS. To the best of Seller's knowledge, Exhibit F sets forth all consents and approvals required to be obtained for, and all preferential purchase rights exercisable in connection with, the assignment of the Properties to Buyer.

         4.6 LITIGATION AND CLAIMS. To the best of Seller's knowledge, except as set forth in Exhibit F, no claim, demand, filing, cause of action, administrative proceeding, lawsuit or other litigation is pending or threatened that could now or hereafter materially and adversely affect Buyers ownership, operation or value of any of the Properties.

5. REPRESENTATIONS AND WARRANTIES OF BUYER. Buyer represents and warrants to Seller that:

         5.1 ORGANIZATION. Buyer is a corporation duly organized, validly existing and in good standing under the laws of the State of Texas and is qualified to do business in and in good standing under the laws of the state of Kansas where the Properties are located.

         5.2 AUTHORITY. Buyer has full power and authority and has taken all requisite action, corporate or otherwise, to authorize it to carry on its business as currently conducted, to enter into this Agreement, to purchase the Properties on the terms described in this Agreement and to perform its other obligations under this Agreement.

         5.3 ENFORCEABILITY. This Agreement has been duly executed and delivered on behalf of Buyer, and constitutes the legal, valid and binding obligation of Buyer enforceable in accordance with its terms. At the Closing, all documents required hereunder to be executed and delivered by Buyer shall be duly authorized, executed and delivered and shall constitute legal, valid and binding obligations of Buyer enforceable in accordance with their respective terms.

         5.4 DUE DILIGENCE. Buyer represents that it has performed, or will perform before Closing, sufficient review and due diligence with respect to the Properties, including, without limitation, reviewing well data and other files and performing all on site and other necessary evaluations, assessments and other tasks relating to the Properties, so as to enable Buyer to acquire the Properties under the terms of this Agreement.

         5.5 BASIS OF BUYER'S DECISION. Buyer represents that by reason of its knowledge and experience in the evaluation, acquisition, and operation of oil and gas properties, Buyer has evaluated the merits and risks of purchasing the Properties from Seller and has formed an opinion based solely on Buyer's knowledge and experience and not on any representations or warranties by Seller. ANY AND ALL INFORMATION, DATA OR OTHER MATERIALS FURNISHED TO BUYER BY SELLER CONCERNING THE PROPERTIES, AND THE OPERATIONS THEREOF, HAS BEEN OR SHALL BE FURNISHED SOLELY FOR BUYER'S CONVENIENCE, AND SHALL NOT CONSTITUTE A REPRESENTATION OR


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         WARRANTY OF ANY KIND BY SELLER. ANY RELIANCE ON OR USE OF SUCH
         INFORMATION, DATA OR OTHER MATERIALS SHALL BE AT BUYER'S SOLE RISK.

6.       COVENANTS OF SELLER.

         6.1 CONDUCT OF BUSINESS PENDING CLOSING. Seller covenants that from the date hereof to the Closing Date, except (a) as provided herein, (b) as required by any obligation, agreement, lease, contract, or instrument referred to in any exhibit hereto, or (c) as otherwise consented to in writing by Buyer, Seller will:

                  6.1.1 Not (a) act in any manner with respect to the Properties other than in the normal, usual and customary manner, consistent with prior practice; (b) dispose of, encumber or relinquish any of the Properties (other than relinquishments resulting from the expiration of leases that Seller has no right or option to renew); (c) conduct capital or workover projects with respect to the Properties in excess of $25,000.00, except those previously discussed with and approved in a separate writing by Buyer or when required by an emergency and except as may be required to meet Seller's contractual obligations.

                  6.1.2 Use its best efforts to preserve relationships with all third parties having business dealings with respect to the Properties.

                  6.1.3 Notify Buyer of the discovery by Seller that any representation or warranty of Seller contained in this Agreement is or becomes materially untrue or will be materially untrue on the Closing Date.

         6.2 ACCESS. Seller shall afford to Buyer and its authorized representatives reasonable access, at Buyer's sole risk and expense and during normal business hours, from the date hereof until the Closing Date, to (a) the Properties operated by Seller; PROVIDED, HOWEVER, THAT BUYER SHALL RELEASE, DEFEND, INDEMNIFY AND HOLD HARMLESS SELLER FROM AND AGAINST ANY AND ALL LOSSES, COSTS, DAMAGES, OBLIGATIONS, CLAIMS, LIABILITIES, EXPENSES AND CAUSES OF ACTION ARISING FROM BUYER'S INSPECTION OF THE PROPERTIES, INCLUDING, WITHOUT LIMITATION, CLAIMS FOR PERSONAL INJURIES OR DEATH, PROPERTY DAMAGE, COURT COSTS AND REASONABLE ATTORNEYS' FEES, and (b) Seller's operating, accounting, contract, corporate and legal files, records, materials, data and information regarding the Properties ("Data"); provided, however, that Data shall not include (a) any legal materials the disclosure of which Seller determines would jeopardize the assertion of a privilege in ongoing or anticipated litigation with third parties, (b) information not included in files specifically identified to the Properties in accordance with Seller's existing filing and data management system, or (c) information, the disclosure of which would violate any confidentiality agreement to which Seller is bound.

         6.3 RELEASE OF GEOLOGIC AND GEOPHYSICAL INFORMATION. Prior to and following Closing, Buyer shall be allowed to review and copy geologic and geophysical information, maps, and data in Seller's files attributable to the Properties to the extent Seller may disclose to Buyer such materials without violating any confidentiality agreements or licenses. Buyer agrees that it will obtain and use such materials at its own risk and expense, and further, Buyer releases Seller from any and all liability and agrees to release, defend, indemnify and hold harmless Seller from all claims, demands, judgments, costs, and expenses (including courts costs and reasonable attorneys'


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         fees) brought by Buyer and/or all other parties arising from the use, possession or transfer of such information without limit as to time.

         6.4 CLOSING CONDITIONS. Seller shall cause all the representations and warranties of Seller contained in this Agreement to be true and correct in all material respects on and as of the Closing Date. To the extent the conditions precedent to the obligations of Buyer are within the control of Seller, Seller shall cause such conditions to be satisfied on or prior to the Closing Date and, to the extent the conditions precedent to the obligations of Buyer are not within the control of Seller, Seller shall use commercially reasonable efforts to cause such conditions to be satisfied on or prior to the Closing Date.

7.       COVENANTS OF BUYER.

         7.1 CLOSING CONDITIONS. Buyer shall cause all the representations and warranties of Buyer contained in this Agreement to be true and correct on and as of the Closing Date. To the extent the conditions precedent to the obligations of Seller are within the control of Buyer, Buyer shall cause such conditions to be satisfied on or prior to the Closing Date and, to the extent the conditions precedent to the obligations of Seller are not within the control of Buyer, Buyer shall use commercially reasonable efforts to cause such conditions to be satisfied on or prior to the Closing Date.

8. CONDITIONS PRECEDENT TO THE OBLIGATIONS OF SELLER. The obligations of Seller to be performed at Closing are subject to the fulfillment (or waiver by Seller in its sole discretion) before or at Closing, of each of the following conditions:

         8.1 REPRESENTATIONS AND WARRANTIES. The representations and warranties by Buyer set forth in this Agreement shall be true and correct in all material respects at and as of the Closing as though made at and as of the Closing; and Buyer shall have performed and complied with, in all material respects, all covenants and agreements required to be performed and satisfied by Buyer at or prior to the Closing. If, at Closing, Seller has knowledge that Buyer is in breach of any part of this Section 8.1, it shall disclose such to Buyer in order to afford Buyer an opportunity to correct same.

         8.2 NO LITIGATION. There shall be no suits, actions or other proceedings pending or threatened to enjoin the consummation of the transactions contemplated by this Agreement or seeking substantial damages against Seller in connection therewith.

         8.3 APPROVALS. All known approvals required to be obtained for the assignment of the Properties to Buyer shall have been obtained or waived or shall have expired without being exercised, except for those approvals which are customarily obtained after closing.

         8.4 CLOSING OBLIGATIONS. Buyer shall contemporaneously perform its closing obligations under Section 11.2.

         8.5 ANTITRUST LAWS. Seller and Buyer shall have fully complied with Title 11 of the Hart-Scott-Rodino Antitrust Improvements Act of 1976, and rules and regulations promulgated pursuant thereto, to the extent that said Act, rules and regulations are applicable to the transactions contemplated by this Agreement. Any required approvals or authorizations pursuant to the Act shall have been received, and any required waiting period shall have expired.


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9.       CONDITIONS PRECEDENT TO THE OBLIGATIONS OF BUYER. The obligations of
Buyer to be performed at Closing are subject to the fulfillment (or waiver by Buyer in its sole discretion) before or at Closing, of each of the following conditions:

         9.1 REPRESENTATIONS AND WARRANTIES. The representations and warranties by Seller set forth in this Agreement shall be true and correct in all material respects at and as of the Closing as though made at and as of the Closing; and Seller shall have performed and complied with, in all material respects, all covenants and agreements required to be performed and satisfied by Seller at or prior to the Closing. If, at Closing, Buyer has knowledge that Seller is in breach of any part of this Section 9.1, it shall disclose such to Seller in order to afford Seller an opportunity to correct same.

         9.2 NO LITIGATION. There shall be no suits, actions or other proceedings pending or threatened to enjoin the consummation of the transactions contemplated by this Agreement or seeking substantial damages against Buyer in connection therewith.

         9.3 CONSENTS. All known approvals required to be obtained for the assignment of the Properties to Buyer shall have been obtained or waived or shall have expired without being exercised, except for those approvals which are customarily obtained after closing.

         9.4 CLOSING OBLIGATIONS. Seller shall contemporaneously perform its closing obligations under Section 11.2.

         9.5 ANTITRUST LAWS. Seller and Buyer shall have fully complied with Title 11 of the Hart-Scott-Rodino Antitrust Improvements Act of 1976, and rules and regulations promulgated pursuant thereto, to the extent that said Act, rules and regulations are applicable to the transactions contemplated by this Agreement. Any required approvals or authorizations pursuant to the Act shall have been received, and any required waiting period shall have expired.

10.      TITLE MATTERS.

         10.1 TITLE ADJUSTMENT. There shall not exist at Closing any uncured Title Defects which exceed the Title Basket Value (as defined in
         Section 10.3(b) below) unless adjustments therefor have been made pursuant to the further terms of this Agreement or Buyer has elected to waive any such Title Defects. Buyer shall notify Seller in writing of any claimed Title Defects not less than ten (10) business days prior to Closing ("Title Defects Notice"). The Title Defects Notice shall (a) set forth in reasonable detail the Well and/or Lease with respect to which a claimed Title Defect is made, (b)the nature of such claimed Title Defect, and (c) Buyer's proposed calculation of the Defect Value of each claimed Title Defect. Any Title Defect that is not identified in the Title Defects Notice shall thereafter be deemed a Permitted Encumbrance and be forever waived and expressly assumed by Buyer. As used in this Agreement, the term:

                  10.1.1 "Title Defect" shall mean, with respect to Seller's interest in the Leases and Wells as set forth on the attached Exhibits, any lien, mortgage, pledge, claim, charge, option, defect, requirement for consent to assignment and other encumbrance which would apply to the transaction contemplated hereby, other than Permitted Encumbrances, and entitle the owner thereof to receive a percentage of all proceeds of production therefrom less than the Net Revenue Interest of Seller set forth on Exhibit A for such Well. For purposes of this Agreement, in evaluating the significance of a fact, circumstance or condition to determine whether the same constitutes a Title Defect, due consideration shall be given to the length of time that the


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                                    particular Property has been producing
                                    hydrocarbon substances and whether such
                                    fact, circumstance or condition is of the type expected to be encountered in the area involved and is usual and customarily acceptable to reasonable and prudent operators, interest owners, and purchasers engaged in the business of the ownership, development and operation of oil and gas properties. The Wells and Leases are subject to various limitations of depth, formation and/or hydrocarbon substance which shall not be considered Title Defects unless such limitations adversely impact Buyer's obligation for operating expenses or Buyer's ability to receive its share of the percentage of production proceeds depicted in Exhibit A.

                  10.1.2 "Net Revenue Interest" shall mean Seller's interest in and to all production of oil, gas and other minerals saved, produced and sold from the Leases and Wells noted on Exhibits A and B after giving effect to all valid lessor's royalties, overriding royalties, production payments, carried interests, liens and other encumbrances or charges against production therefrom.

                  10.1.3 "Working Interest" shall mean, Seller's interest in and to the full and entire leasehold estate created under and by virtue of the Leases and all rights and obligations of every kind and character appurtenant thereto or arising therefrom, without regard to any valid lessor's royalty, overriding royalties, production payments, carried interests, liens, or other encumbrances or charges against production therefrom insofar as such interest in said leasehold estate is burdened with the obligation to bear and pay costs of operations.

                  10.1.4            "Permitted Encumbrances" shall mean:

                           (a) Lessors' royalties, overriding royalties, reversionary interests and similar burdens if the net cumulative effect of the burdens does not operate to reduce the interest of Seller with respect to all oil and gas produced from any Well below the Net Revenue Interest for such Well set forth in Exhibit A;

                           (b) Division orders and sales contracts terminable without penalty upon no more than six months notice to the purchaser;

                           (c) Preferential rights to purchase and required third party consents to assignment and similar agreements with respect to which waivers or consents are obtained from the appropriate parties, or the appropriate time period for asserting any such right has expired without an exercise of the right;

                           (d) Materialman's, mechanic's, repairman's, employee's, contractor's, operators, tax, and other similar liens or charges arising in the ordinary course of business for obligations that are not delinquent or that will be paid and discharged in the ordinary course of business or if delinquent, that are being contested in good faith by appropriate action of which Buyer is notified in writing before Closing;

                           (e) All rights to consent by, required notices to, filings with, or other actions by governmental entities in connection with the sale or conveyance of oil and gas leases or interests therein if they are routinely obtained subsequent to the sale or conveyance;


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                           (f) Easements, rights-of-way, servitudes, permits,
                           surface leases and other rights in respect of surface operations that do not materially interfere with the oil and gas operations to be conducted on any Well or Lease;

                           (g) All operating agreements, unit agreements, unit operating agreements, pooling agreements and pooling designations affecting the Properties that are set forth in Exhibit D and are either of record in Seller's chain of title or reflected or referenced in Seller's files;

                           (h) Conventional rights of reassignment prior to release or surrender requiting notice to the holders of the rights;

                           (i) All rights reserved to or vested in any governmental, statutory or public authority to control or regulate any of the Properties in any manner, and all applicable laws, rules and orders of governmental authority;

                           (j) The terms and conditions of the Leases, and of all agreements that are set forth in Exhibit D and are of record in Seller's chain of title or reflected or referenced in Seller's files;

                           (k) All other liens, charges, encumbrances, contracts, agreements, instruments, obligations, defects and irregularities affecting the Properties which individually or in the aggregate are not such as to interfere materially with the operation, value or use of any of the Properties, do not prevent Buyer from receiving the proceeds of production from any of the Wells, do not reduce the interest of Seller with respect to all oil and gas produced from any Well below the Net Revenue Interest set forth in Exhibit A for such Well, and/or do not materially increase the portion of the costs and expenses relating to any Well that Seller is obligated to pay above the Working Interest set forth in Exhibit A for such Well;

                           (l) Any Title Defect relating to a Well or Lease that has existed for a period of at least five years immediately prior to the Effective Date (simply by virtue of its existence and not upon the occurrence of a certain event) of giving a third party the right to take any action or assert any claim that could affect Seller's right to receive income or revenues from the Well to which such defect relates, and with respect to which Seller has been receiving income from the affected Well without contest or under notice of adverse claim for a period of at least five years immediately prior to the Effective Date; and

                           (m) Any Title Defects Buyer may have expressly waived in writing or which are deemed to have become Permitted Encumbrances under Section 10.1.

                  10.1.5 "Defect Value" shall mean the amount by which the Allocated Value of any Well is reduced as a result of each Title Defect which is accepted by Seller or determined to be a Title Defect pursuant to Section 10.2.

                  10.1.6 "Allocated Value" shall mean, with respect to any Well, the value specified therefor on Exhibit A attached hereto.



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         10.2 DETERMINATION OF TITLE DEFECTS AND DEFECT VALUES. Within five (5)
         business days after Sellers receipt of the Title Defects Notice, Seller shall notify Buyer whether Seller agrees with Buyer's claimed Title Defects and/or the proposed Defect Values therefor ("Seller's Response"). If Seller does not agree with any claimed Title Defect and/or the proposed Defect Value therefor, then the parties shall enter into good faith negotiations and shall attempt to agree on such matters. If the parties cannot reach agreement concerning either the existence of a Title Defect or a Defect Value within ten (10) business days after Buyer's receipt of Seller's Response, upon either party's request, the parties shall mutually agree on and employ an attorney experienced in title examination in the state where the Properties are located ("Title Consultant") to resolve all points of disagreement relating to Title Defects and Defect Values; provided, however, that if at any time the Title Consultant so chosen fails or refuses to perform hereunder, a new Title Consultant shall be chosen by the parties. The cost of any such Title Consultant shall be borne 50% by Seller and 50% by Buyer. Each party shall present a written statement of its position on the Title Defect and/or Defect Value in question to the Title Consultant within five (5) business days after the Title Consultant is selected, and the Title Consultant shall make a determination of all points of disagreement in accordance with the terms and conditions of this Agreement within ten (10) business days of receipt of such position statements. The determination by the Title Consultant shall be conclusive and binding on the parties, and shall be enforceable against any party in any court of competent jurisdiction. If necessary, the Closing Date shall be deferred only as to those Properties affected by any unresolved disputes regarding the existence of a Title Defect and/or the Defect Value until the consultant has made a determination of the disputed issues with respect thereto and all subsequent dates and required activities with respect to any such Properties having reference to the Closing Date shall be correspondingly deferred; provided, however, that, unless Seller and Buyer mutually agree to the contrary, the Closing Date shall not be deferred in any event for more than sixty (60) days beyond the original Closing Date. All Properties as to which no such dispute(s) exist shall be conveyed to Buyer subject to the terms of this Agreement at Closing. Once the Title Consultant's determination has been expressed to both parties, Seller shall have five (5) business days in which to advise Buyer in writing which of the options available to Seller under Section 10.3 below Seller elects regarding each of the Properties as to which the Title Consultant has made a determination.

         10.3 REMEDIES FOR TITLE DEFECT. Seller shall have the right, but not the obligation, to cure any Title Defect accepted by Seller or determined to be a Title Defect pursuant to Section 10.2 above. With respect to any Title Defect that Seller elects not to cure or that Seller fails to cure at or prior to the Closing, Seller shall have the option to:

                  10.3.1 exclude the Property including pipelines and other personal property necessary to operate the particular well(s) subject to the Title Defect from this Agreement, in which event the Purchase Price shall be reduced by the Allocated Value of such Property, or

                  10.3.2 sell the Property subject to such Title Defect to Buyer and the Purchase Price shall be reduced by the Defect Value for such Title Defect. Any deductions shall first come from the deferred payments

                  10.3.3 No downward adjustment of the Purchase Price on account of Title Defects shall occur unless:

                           (a) the Defect Value determined in accordance with this Article 10 of an individual Title Defect exceeds $2,500.00, and

                           (b) the aggregate amount of the Defect Values determined in accordance with this Article 10 exceeds three percent (3%) of the Purchase Price ("Title Basket Value").

         The amount of any such downward adjustment shall be the difference between the aggregate amount of Defect Values and the Title Basket Value. Should the aggregate Defect Values and/or the Allocated Values of excluded Properties exceed six percent (6%) of the Purchase Price, then Seller or Buyer shall have the option to terminate this Agreement, in which case neither party shall have any further liability or obligation to the other hereunder except as regards obligations imposed by any confidentiality agreement, which shall survive such termination and be enforceable in accordance with the terms thereof,'and Seller will promptly refund the Performance Deposit.

         10.4 PREFERENTIAL PURCHASE RIGHTS AND CONSENTS TO ASSIGN. Seller shall make a good faith effort to insure that all preferential purchase rights and consents to assign arising in connection with the assignment of the Properties to Buyer shall have been waived or obtained or shall have expired before or by the time of Closing; except those which are customarily obtained or received after Closing.

11.      CLOSING.

         11.1 THE CLOSING. The sale and purchase of the Properties pursuant to this Agreement shall be consummated (the "Closing") in Wichita, Kansas at the offices of Lario Oil & Gas Company on or before December 24, 1999 (the Closing Date).

         11.2 CLOSING OBLIGATIONS. At the Closing, the following events shall occur, each event under the control of one party hereto being a condition precedent to the events under the control of the other party, and each event being deemed to have occurred simultaneously with the other events:

                  11.2.1 Seller shall execute and deliver to Buyer one or more instruments of assignment, in substantially the form of the Assignment, Bill of Sale and Conveyance set forth as Exhibit F hereto. Buyer shall record the Assignment as soon as reasonably practicable after the Closing and furnish Seller with a recorded copy thereof within thirty (30) days of such recordation.

                  11.2.2 Buyer shall deliver to Seller in immediately available funds (wire transfer), the Preliminary Amount. The "Preliminary Amount" shall be that amount to be determined by Seller prior to the Closing Date as an estimate of the final computation of the Final Purchase Price less the Performance Deposit. Seller shall provide Buyer a closing statement reflecting the Preliminary Amount at least two (2) business days prior to the Closing.

                  11.2.3 Seller and Buyer shall execute, acknowledge and deliver division orders, transfer orders or letters in lieu thereof directing all payors of the proceeds of production from the Properties to make payment of proceeds attributable to such production occurring on or after the Effective Date to Buyer.

                  11.2.4 Seller shall deliver to the Buyer possession of the Properties at the Closing.

12.      POST-CLOSING ADJUSTMENTS.

         12.1 FINAL SETTLEMENT STATEMENT. After the Closing Date, Seller shall prepare, in accordance with this Agreement and with generally accepted accounting principles consistently applied, a statement ("Final Settlement Statement"), a copy of which shall be delivered by Seller to Buyer no later than ninety (90) days after the Closing Date, setting forth each adjustment to the Purchase Price necessary to determine the Final Purchase Price and showing the calculation of such adjustments in accordance with Article 3. Buyer shall have forty-five (45) days after receipt of the Final Settlement Statement to review such statement and to provide written notice to Seller of Buyer's objection to any item on the statement. Buyer's notice shall clearly identify the item(s) objected to and the reasons and support for the objection(s). If Buyer does not provide written objection(s) within the 45-day period, the Final Settlement Statement shall be deemed correct and shall not be subject to further adjustment. If Buyer provides written objection(s) within the 45-day period, the Final Settlement Statement shall be deemed correct with respect to the items not objected to. Buyer and Seller shall meet to negotiate and resolve the objections within fifteen (15) days of Seller's receipt of Buyer's objections. If Buyer and Seller agree on all objections, the adjusted Final Settlement Statement shall be deemed correct and shall not be subject to Further adjustment. Any items not agreed to at the end of the 15-day period may, at either party's request, be resolved by arbitration in accordance with Section 12.2 below.

         12.2 ARBITRATION. If Seller and Buyer cannot agree upon the Final Settlement Statement, the firm of KPMG Peat Marwick LLP shall act as an arbitrator and decide all points of disagreement with respect to the Final Settlement Statement. The decision of KPMG Peat Marwick LLP on all such points shall be binding upon the parties. The costs and expenses of KPMG Peat Marwick LLP shall be borne fifty percent (50%) by Seller and fifty percent (50%) by Buyer.

         12.3 PAYMENT OF FINAL PURCHASE PRICE. If the Final Purchase Price is more than the Preliminary Amount, Buyer shall pay such difference to Seller in immediately available funds within five (5) business days after the parties have agreed upon the Final Settlement Statement. If the Final Purchase Price is less than the Preliminary Amount, Seller shall pay such difference to Buyer in immediately available funds within five (5) business days after the parties have agreed upon the Final Settlement Statement.

13. ASSUMPTION OF CERTAIN OBLIGATIONS. Except as provided for in Section 18.6.1(a), at Closing, Buyer shall assume its share of all costs and liabilities and discharge its share of all obligations of Seller under all leases, operating agreements, production sales contracts, farmout agreements and other contracts or agreements respecting the Properties or relating to the ownership or operation of the Properties from and after the Effective Date.

14. LIMITATION OF WARRANTIES. Anything in this Agreement to the contrary notwithstanding, the Properties are being sold by Seller to Buyer without recourse, Covenant, or warranty of any kind, express, implied, or statutory, WITHOUT LIMITATION OF THE GENERALITY OF THE IMMEDIATELY PRECEDING SENTENCE, SELLER CONVEYS THE PROPERTIES AS-IS, WHERE-IS AND WITH ALL FAULTS AND EXPRESSLY DISCLAIMS AND NEGATES:

         (a)      ANY IMPLIED OR EXPRESS WARRANTY OF MERCHANTABILITY,

         (b) ANY IMPLIED OR EXPRESS WARRANTY OF FITNESS FOR A PARTICULAR PURPOSE, AND

         (c) ANY IMPLIED OR EXPRESS WARRANTY OF CONFORMITY TO MODELS OR SAMPLES OF MATERIALS,

SELLER ALSO EXPRESSLY DISCLAIMS AND NEGATES ANY IMPLIED OR EXPRESS WARRANTY AT COMMON LAW, BY STATUTE OR OTHERWISE RELATING TO THE ACCURACY OF ANY OF THE INFORMATION FURNISHED WITH RESPECT TO THE EXISTENCE OR EXTENT OF RESERVES OR THE VALUE OF THE PROPERTIES BASED THEREON OR THE CONDITION OR STATE OF REPAIR OF ANY OF THE PROPERTIES. THIS DISCLAIMER AND DENIAL OF WARRANTY ALSO EXTENDS TO ANY EXPRESS OR IMPLIED REPRESENTATION OR WARRANTY AS TO THE VOLUMES AND PRICES BUYER AND SELLER ARE OR WILL BE ENTITLED TO RECEIVE FROM PRODUCTION OF OIL, GAS OR OTHER SUBSTANCES FROM THE PROPERTIES, IT BEING UNDERSTOOD THAT ALL RESERVE, PRICE AND VALUE ESTIMATES UPON WHICH BUYER HAS RELIED OR IS RELYING HAVE BEEN DERIVED BY INDIVIDUAL EVALUATION OF BUYER.

THE REPRESENTATIONS AND WARRANTIES MADE BY SELLER AND BUYER IN ARTICLES 4 AND 5 SHALL NOT SURVIVE CLOSING. AFTER CLOSING, NEITHER PARTY SHALL HAVE ANY RIGHTS OR CLAIMS AGAINST THE OTHER PARTY BASED UPON THE BREACH OF ANY SUCH REPRESENTATIONS OR WARRANTIES.

15.      CROSS-INDEMNIFICATION. Except as expressly limited elsewhere in this
Agreement:

         15.1 Buyer agrees to indemnify and hold Seller harmless from and against any and all liability, loss, cost and expense (including, without limitation, court costs and reasonable attorneys' fees) that are attributable to the interest in the Properties conveyed to Buyer and are attributable to periods of time on or after the Effective Date or that are attributable to a breach by Buyer of any of its surviving representations, warranties or covenants hereunder, and

         15.2 Seller agrees to indemnify and hold Buyer harmless from and against any and all liability, loss, cost and expense (including, without limitation, court costs and reasonable attorneys' fees) that are attributable to the interest in the Properties conveyed to Buyer and are attributable to periods of time before the Effective Date or that are attributable to a breach by Seller of any of its surviving representations, warranties or covenants hereunder.

16. CASUALTY LOSS. Prior to Closing, Seller shall promptly notify Buyer of any Casualty Loss of which Seller becomes aware. "Casualty Loss" shall mean, with respect to all or any material portion of a Property, any destruction by fire, blowout or other casualty (above or below the ground) or any taking, or pending or threatened taking, in condemnation or under the right to eminent domain of any Property or portion thereof occurring between the time this Agreement is executed and the Closing Date. If any Casualty Loss occurs, Seller shall transfer to Buyer its interest in such Property notwithstanding such Casualty Loss and transfer to Buyer its interest in such Property insurance proceeds, claims, awards and other payments arising out of such Casualty Loss. Seller shall not voluntarily compromise, settle or adjust any amounts payable by reason of any Casualty Loss without first obtaining the written consent of Buyer.

17.      TERMINATION AND REMEDIES.

         17.1 TERMINATION. Without limiting any other legal or equitable remedies available to Seller, if the Closing has not occurred on or prior to December 24, 1999, and Seller is not responsible for the delay in closing, Seller may terminate this Agreement, in which case it shall give written notice of the termination to Buyer and Seller shall retain the Performance Deposit.

         17.2 SOLE REMEDY OF BUYER PRIOR TO CLOSING. If at any time prior to Closing, a material representation or warranty made herein by Seller is incorrect or if Seller fails to fully and timely comply with any of Seller's obligations as set forth herein or as required by applicable law, Buyer's sole and exclusive remedy against Seller shall be to terminate this Agreement (unless an alternative remedy shall be mutually agreed upon between Buyer and Seller); provided, however, if such a breach consists of Seller intentionally refusing to execute and deliver the documents referred to in Section 11.2, Buyer may seek injunctive relief requiring Seller to execute and deliver such documents in accordance with the terms of this Agreement. In the event this Agreement is terminated in accordance with this Section 17.2, Seller will promptly refund the Performance Deposit.

18.      ENVIRONMENTAL MATTERS.

         18.1 PRESENCE OF WASTES, NORM, HAZARDOUS SUBSTANCES, AND ASBESTOS. Buyer acknowledges that the Properties have been used to explore for, develop and produce oil and gas, and that spills of wastes, crude oil, produced water, hazardous substances, and other materials may have occurred thereon. Additionally, the Properties, including production equipment, may contain asbestos, hazardous substances, or Naturally Occurring Radioactive Material ("NORM"). NORM may affix or attach itself to the inside of wells, materials, and equipment as scale or in other forms, and NORM-containing material may have been buried or otherwise disposed of on the Properties. Special procedures may be required for remediating, removing, transporting, and disposing of asbestos, NORM, hazardous substances, and other materials from the Property, and Buyer assumes its share of all liability for the assessment, remediation, removal, transportation, and disposal of these materials and associated activities in accordance with the applicable rules, regulations, and requirements of governmental agencies.

         18.2 ADVERSE ENVIRONMENTAL CONDITION. As used in the following Sections, "Adverse Environmental Condition" means:

                  (a) any contamination (exclusive of NORM present in or on any Property) or condition exceeding currently-allowed regulatory limits and not otherwise permanently authorized by permit or law, resulting from any discharge, release, disposal, production, storage, treatment, or any other activities on, in or from any Property, or the migration or transportation from other lands to any Property, prior to the Effective Date, of any wastes, pollutants, contaminants, hazardous materials or other materials or substances subject to regulation relating to the protection of the environment, including, but not limited to, the Clean Air Act, the Comprehensive Environmental Response, Compensation and Liability Act of 1980 ("CERCLA"), the Federal Water Pollution Control Act, the Safe Drinking Water Act, the Toxic Substance Control Act, The Hazardous and Solid Waste Amendments Act of 1954, the Superfund Amendments and Reauthorization Act of 1986, the Hazardous Materials Transportation Act, the Clean Water Act, the National Environmental Policy Act, the Endangered Species Act, the Fish and Wildlife Coordination Act, the National Historic Preservation Act, and the Oil Pollution Act of 1990, as well as any state and local regulation or law governing the same, similar or related matters, and

                  (b) any such contamination or condition temporarily authorized by permit fee agreement or other arrangement.

         18.3 ENVIRONMENTAL ASSESSMENT. After the execution of this Agreement, Buyer shall have the opportunity to conduct at its sole risk and expense an environmental assessment of the Properties. Seller will provide reasonable access for this purpose to Properties operated by Seller; for any Property not operated by Seller, however, Buyer must contact the operator of any such non- operated Property directly. Buyer or any of its representatives and agents must comply with Seller's environmental and safety rules and policies while on Seller's Properties. Buyer agrees it will not disclose any information obtained in its environmental assessment to third parties unless agreed to in writing by Seller or unless such disclosure is expressly required by applicable law or regulation or is compelled pursuant to legal process of any court or governmental authority. Buyer will notify Seller in advance of any such disclosure and will furnish Seller copies of all materials to be disclosed prior to any disclosure thereof to third parties. As soon as possible after Buyer's receipt thereof, Buyer shall forward to Seller copies of all reports, data, analysis, test results, remediation cost estimates, and recommended remediation procedures or other information concerning or derived from Buyer's environmental assessment.

         18.4 NOTICE OF ADVERSE ENVIRONMENTAL CONDITIONS. Buyer shall notify Seller in writing of any claimed Adverse Environmental Condition not less than ten (10) business days prior to Closing ("Environmental Defects Notice"). The Environmental Defects Notice shall (a) set forth in reasonable detail the Well and/or Lease with respect to which a claimed Adverse Environmental Condition is made, (b) the nature of such claimed Adverse Environmental Condition, and (c) Buyer's proposed calculation of the cost to remediate each claimed Adverse Environmental Condition ("Remediation Value") Buyer shall absolutely and forever waive its right to assert any claim or liability against Seller arising out of or in any way related to any Adverse Environmental Condition not set forth in the Environmental Defects Notice.

         18.5 DETERMINATION OF ADVERSE ENVIRONMENTAL CONDITIONS AND REMEDIATION VALUES. Within five (5) business days after Seller's receipt of the Environmental Defects Notice, Seller shall notify Buyer whether Seller agrees with Buyer's claimed Adverse Environmental Conditions and/or the Remediation Value ("Seller's Environmental Response"). If Seller does not agree with any claimed Adverse Environmental Condition and/or the Remediation Value, then the parties shall enter into good faith negotiations and shall attempt to agree on such matters. If the parties cannot reach agreement concerning either the existence of an Adverse Environmental Condition or the Remediation Value within ten (10) business days after Buyers receipt of Seller's Environmental Response, upon either party's request, the parties shall mutually agree on a consultant experienced in environmental matters in the state where the Properties are located ("Environmental Consultant") to resolve all points of disagreement with respect to such matters. If at any time any Environmental Consultant so chosen fails or refuses to perform hereunder, a new Environmental Consultant shall be chosen by the parties. The cost of any such consultant shall be borne 50% by Seller and 50% by Buyer. Each Party shall present a written statement of its position on the Adverse Environmental Condition and/or the Remediation Value in question to the consultant within five (5) business days after the Environmental Consultant is selected, and the Environmental Consultant shall make a determination of all points of disagreement in accordance with the terms and conditions of this Agreement within ten
         (10) business days of receipt of such position statements. The determination by the Environmental Consultant shall be conclusive and binding on the parties, and shall be enforceable against any party in any court of competent jurisdiction. If necessary, the Closing Date shall be deferred only as to those Properties affected by any unresolved disputes regarding the existence of a Adverse Environmental Condition and/or the Remediation Value until the Environmental Consultant has made a determination of the disputed issues with respect thereto and all subsequent dates and required activities with respect to any such Properties having reference to the Closing Date shall be correspondingly deferred; provided, however, that, unless Seller and Buyer mutually agree to the contrary, the Closing Date shall not be deferred in any event for more than sixty (60) days beyond the original Closing Date. All Properties as to which no such dispute(s) exist shall be conveyed to Buyer subject to the terms of this Agreement at Closing. Once the Environmental Consultant's determination has been expressed to both parties, Seller shall have five (5) business days in which to advise Buyer in writing which of the options available to Seller under

         Section 19.6 below Seller elects regarding each of the Properties as to which the consultant has made a determination.

         18.6 REMEDIES FOR ADVERSE ENVIRONMENTAL CONDITIONS.

                  18.6.1 As to any Adverse Environmental Condition accepted by Seller or determined to be an Adverse Environmental Condition, Seller shall have the election to:

                           (a) remediate such Adverse Environmental Condition at Seller's sole cost in accordance with applicable environmental laws, and there shall be no adjustment to the Purchase Price in respect of such Adverse Environmental Condition and the provisions of Section
                           18.7 shall thereafter apply in all respects;

                           (b) reduce the Purchase Price by the applicable remediation Value, which in no event shall exceed the Allocated Value of the Unit and/or Well affected by such Adverse Environmental Condition, in which event Seller shall have no other or further obligation or liability in respect of such Adverse Environmental Condition and the provisions of Section 18.7 shall thereafter apply in all respects; or

                           (c) delete from this Agreement the Property that contains the Adverse Environmental Condition and adjust the Purchase Price by the Allocated Value of such Property.

                  18.6.2 No downward adjustment of the Purchase Price on account of Adverse Environmental Conditions shall occur unless:

                           (a) the Remediation Value determined in accordance with this Article 19 of an individual Adverse Environmental Condition exceeds $5,000.00, and

                           (b) unless the aggregate sum of all Remediation Values exceeds three percent (3%) of the Purchase Price (Environmental Basket Value) and the amount of downward adjustment shall be the difference between the aggregate sum of all Remediation Values and the Environmental Basket Value.

                           Should the aggregate sum of the Remediation Values exceed six percent (6%) of the Purchase Price, then Seller or Buyer shall have the option to terminate this Agreement, in which case neither party shall have any further liability or obligation to the other hereunder except as regards obligations imposed by any confidentiality agreement, which shall survive such termination and be enforceable in accordance with the terms thereof, and Seller will promptly refund the Performance Deposit.

                  18.6.3 If Seller elects 18.6.1(a) above, Seller will exercise all reasonable efforts and diligence to complete the remediation work within six (6) months of the Closing Date, but any failure by Seller to complete such remediation efforts by such time shall not relieve Seller of its duty to satisfy its obligation hereunder. During such remediation work, Seller shall hold the Remediation Value in escrow.

         18.7 BUYER'S INDEMNIFICATION OF ADVERSE ENVIRONMENTAL CONDITIONS. Notwithstanding anything contained in Article 16, except for the costs associated with Seller's remediation of any Adverse Environmental Conditions pursuant to Section 18.6.1(a) above, Buyer and Seller, as to their respective interests, shall release, defend, indemnify, and hold harmless the other party from and against any and all claims, demands, fines/penalties, causes of action, liabilities and obligations, and all costs and expenses (including, without limitation, reasonable attorneys' fees and court costs) associated with all Adverse Environmental Conditions, including, without limitation, any such conditions arising out of or relating to any discharge, release, disposal, production, storage, treatment or any activities on, in or from its interest in the Properties, or the migration or transportation from any other lands to the Properties, whether before or after the Effective Date, of materials or substances that are at present, or become in the future, subject to regulation under federal, state or local laws or regulations, whether such laws or regulations now exist or are hereafter enacted, INCLUDING, WITHOUT LIMITATION, ANY CLAIMS, DEMANDS, CAUSES OF ACTION, LIABILITIES, OR OBLIGATIONS ARISING IN WHOLE OR IN PART FROM THE SOLE OR CONCURRENT NEGLIGENCE OR STRICT LIABILITY OF SELLER. BUYER HEREBY RELEASES SELLER FORM AND AGAINST ANY AND ALL CLAIMS FOR CONTRIBUTION UNDER CERCLA AND/OR ANY OTHER ENVIRONMENTAL LAW OR REGULATION.

19. SELLER'S ELECTION TO EFFECT IRC SECTION 1031 EXCHANGE. In the event Seller so elects, Buyer agrees to accommodate Seller in effecting a tax-deferred exchange under Internal Revenue code Section 1031, as amended. Seller shall have the right to elect this tax-deferred exchange, Buyer agrees to execute additional escrow instructions, documents, agreements, or instruments to effect the exchange, provided that Buyer shall incur no additional costs, expenses, fees or liabilities as a result of or connected with the exchange.

20. OPERATING AGREEMENT. Attached hereto as Exhibit "E" is an Operating Agreement that shall govern and control operations of all Wells listed on Exhibit "A" that are operated by Seller. This Operating Agreement shall become effective upon the effective date. Buyer hereby acknowledges this Operating Agreement and agrees to be bound accordingly.

21. FURTHER ASSURANCES. After the Closing, Seller and Buyer shall execute, acknowledge, and deliver, or cause to be executed, acknowledged and delivered, such instruments and take such other action as may be reasonably necessary or advisable to carry out their obligations under this Agreement and under any exhibit, document, certificate or other instrument required by or necessary for the transactions contemplated by this Agreement that are customarily obtained after Closing, provided that Seller shall not be required to expend any funds to obtain such approvals and consents.

22. NOTICES. All notices required or permitted under this Agreement shall be in writing and shall be delivered personally or by telecopier as follows:

         SELLER:           Lario Oil & Gas Company
                           301 South Market Street
                           Wichita, Kansas 67202
                           Telephone: (316) 265-561        Fax: (316) 265-5610
                           Attention:  E. D. Stinson
                           Vice President - Land & Legal

         BUYER:            Toreador Exploration & Production Inc.
                           4809 Cole Avenue, Suite 108
                           Dallas, TX 75205
                           Telephone: (214) 559-3933       Fax:  (214) 559-3945
                           Attention:  Edward C. Marhanka
                           Vice President - Operations
or to such other place within the United States of America as either Seller or Buyer may designate as to themselves by written notice to the other. All notices given by personal delivery or mail shall be deemed received upon the date of actual receipt at the appropriate address. Notice given by fax shall be effective upon actual receipt if received prior to 5 p.m. during normal business days or at the beginning of the next business day after receipt if received after 5 p.m. All notices by fax shall be confirmed promptly after transmission, by certified mail or personal delivery.

23. GOVERNING LAW. This Agreement shall be governed by and construed in accordance with the laws of the State of Kansas.

24. ASSIGNMENT. This Agreement shall be binding upon and shall inure to the benefit of the parties hereto; it shall not, however, be assignable by Buyer without Seller's prior written consent.

25. ENTIRE AGREEMENT; AMENDMENTS; WAIVERS. This Agreement constitutes the entire agreement between the parties hereto with respect to the subject matter hereof, superseding all prior negotiations, discussions, agreements and understandings, whether oral or written, relating to such subject matter. This Agreement may not be amended and no rights hereunder may be waived except by a written document signed by the party to be charged with such amendment or waiver. No waiver of any of the provisions of this Agreement shall be deemed or shall constitute a waiver of any other provisions hereto (whether or not similar) nor shall such waiver constitute a continuing waiver unless otherwise expressly provided.

26. HEADINGS. The headings of the articles and sections of this Agreement and any listing of its contents are for guidance and convenience of reference only and shall not limit or otherwise affect any of the terms or provisions of this Agreement. Where the context so admits, words importing the singular number only shall include the plural, and likewise words importing a gender shall include any other gender

27. EXPENSES, FEES AND TAXES. Each of the parties hereto shall pay its own fees and expenses incident to the negotiation and preparation of this Agreement and consummation of the transactions contemplated hereby, including broker fees. Buyer shall be responsible for the cost of all fees for the recording of transfer documents. All other costs shall be borne by the party incurring them. Notwithstanding anything to the contrary herein, it is acknowledged and agreed by and between Seller and Buyer that the Purchase Price excludes any sales taxes or other taxes in connection with the sale of property pursuant to this Agreement. If a determination is ever made that a sales tax or other transfer tax applies, Buyer shall be liable for such tax as well as any applicable conveyance, transfer and recording fees, and real estate transfer stamps or taxes imposed on any transfer of property pursuant to this Agreement Buyer shall release, defend, indemnify and hold harmless Seller with respect to the payment of any of such taxes, including any interest or penalties assessed thereon.

28. LAWS AND REGULATIONS. From and after the Closing:

         28.1 Buyer shall comply with all applicable laws, ordinances, rules and regulations and shall properly obtain and maintain all permits required by public authorities with regard to the Properties, and shall provide and maintain with all applicable regulatory agencies all required bonds, and

         28.2 Buyer shall assume it's share of Seller's obligations with regard to abandonment of all existing unplugged wells, whether producing or nonproducing, and abandonment of the leasehold property including, where applicable, the plugging of wells and the restoration of the surface as completely as practicable and/or in compliance with all applicable laws, rules, regulations and in compliance with all leases and other agreements affecting the Properties, and shall release, defend, indemnify and hold harmless Seller with respect to any and all of these its share of such obligations.

     The obligations set forth hereinabove shall survive the Closing and Buyer shall remain liable therefor as regards Seller even if Buyer shall assign, sell or transfer the Properties to a third party.

32. EXHIBITS. The following Exhibits are incorporated herein and are a part hereof.

         Exhibit A -       Wells
         Exhibit B -       Leases, Right-of-Way, and Easements
         Exhibit C -       Pipelines and Other Personal Property
         Exhibit D -       Key Contracts
         Exhibit E -       Operating Agreement
         Exhibit F -       Preferential Purchase Rights/Consents
         Exhibit G -       Litigation and Claims
         Exhibit H -       Form of Assignment, Bill of Sale and Conveyance

Executed as of the date set forth above.

                                     SELLER

                                     Lario Oil & Gas Company


                                     By: /s/ E.D. STINSON
                                         -----------------------------------
                                         E. D. Stinson
                                         Vice President - Land & Legal


                                     BUYER

                                     Toreador Exploration & Production Inc.


                                     By: /s/ G. T. GRAVES
                                         -----------------------------------
                                         G. T. Graves
                                         President

                                EXHIBIT A - WELLS

 Attached to and made a part of that certain Purchase and Sale Agreement dated
               November 24, 1999, By and Between Seller and Buyer


                              KNOWN
         WELL NAME           LIMITS         LOCATION         COUNTY   ST
------------------------     ------   -------------------   -------- -----
Baker # 15-6                    4      15    23 S    34 W    Finney   KS
Baker # 15-8                    4      15    23 S    34 W    Finney   KS
Barrett # 1 SWD                 1      20    22 S    34 W    Finney   KS
Barrett # 2-20                  1      20    22 S    34 W    Finney   KS
Barrett # 3-20                 1,3     20    22 S    34 W    Finney   KS
Barrett # 4-20                  1      20    22 S    34 W    Finney   KS
Barrett # 6-20 (PUD)            1      20    22 S    34 W    Finney   KS

Burg # 20-1                    1,6     20    22 S    34 W    Finney   KS
Burg # 20-2                    1,6     20    22 S    34 W    Finney   KS
Burg # 20-3                    1,6     20    22 S    34 W    Finney   KS
Burg # 20-4                    1,6     20    22 S    34 W    Finney   KS
Burg # 20-5                    1,6     20    22 S    34 W    Finney   KS

Burg # 20-6 (PUD)              1,6     20    22 S    34 W    Finney   KS

Burg, KL # 2-20                 2      20    22 S    34 W    Finney   KS
Burg, KL # 1                    2      20    22 S    34 W    Finney   KS
Burg, KL # 3                    2      20    22 S    34 W    Finney   KS
Burg, KL # 4                    2      20    22 S    34 W    Finney   KS
Joss # 2-36                     1      36    23 S    34 W    Finney   KS
Ruby Jean # 1-34               1,5     34    22 S    34 W    Finney   KS
Ruby Jean # 2-34               1,5     34    22 S    34 W    Finney   KS
Ruby Jean # 3-34               1,5           22 S    34 W    Fitiney  KS
Six M Farms # 23-1              1      23    22 S    34 W    Finney   KS
Tate # 1                       1,6     19    22 S    34 W    Finney   KS

                                                            WORKING       NET REVENUE    ALLOCATED
      WELL NAME            PRODUCING ZONES                 INTEREST        INTEREST      VALUE (M$)
-------------------- --------------------------- -----    -----------     -----------    ----------
Baker # 15-6         Morrow/Mississippi                    0.75000000      0.65625000    $   52.457
Baker # 15-8         Mississippi/Morrow                    1.00000000      0.79687500    $   13.978
Barrett # 1 SWD      Arbuckle                              1.00000000      0.00000000           -0-
Barrett # 2-20       St. Louis/Lansing G                   1.00000000      0.74942717    $  195.883
Barrett # 3-20       Marmalon/Fort Scott                   1.00000000      0.81250000    $  112.407
Barrett # 4-20       St. Louis                             1.00000000      0.74942717    $  429.490
Barrett # 6-20 (PUD)                              BPO      1.00000000      0.80411475    $  407.294
                                                  APO      1.00000000      0.74942717
Burg # 20-1          Lansing G                             1.00000000      0.75255227    $  146.669
Burg # 20-2          Marmalon/Lansing G                    1.00000000      0.75198919    $  537.047
Burg # 20-3          Miss/Marm/Pwn/Ft Sc/Atoka             1.00000000      0.76875000    $  166.003
Burg # 20-4          Marrnalon/Morrow/Fort Scott           1.00000000      0.76875002    $  246.077
Burg # 20-5          Marm/Lnsg H/Pwn/Ft S/Chrk    BPO      1.00000000      0.80608278    $  592.891
                                                  APO      1.00000000      0.75255317
Burg # 20-6 (PUD)                                 BPO      1.00000000      0.80608278    $  161.487
                                                  APO      1.00000000      0.75255317
Burg, KL # 2-20      Marm/Lans D/Lans G                    0.00000000      0.00312500    $     .496
Burg, KL # 1         Marm/Lans H/Lans G                    0.00000000      0.00312500    $     .496
Burg, KL # 3         Lans H/Lans G/Lans D                  0.00000000      0.00312500           -0-
Burg, KL # 4         Marm/KC/Lans H/Lans G                 0.00000000      0.00312500    $     .496
Joss # 2-36          Council Grove                         0.49750000      0.38089844    $   36.720
Ruby Jean # 1-34     St. Louis/Marmaton/Ft Scott           0.40000000      0.30376090    $   67.574
Ruby Jean # 2-34     Lansing                               0.40000000      0.30376093    $   51.737
Ruby Jean # 3-34     St. Louis/Fort Scott/Marm             0.40000000      0.30376093    $   66.006
Six M Farms # 23-1   Morrow                                1.00000000      0.83333333    $    2.018
Tate # 1             Lansing H                             1.00000000      0.75255225    $   57.323




                                                          EXHIBIT A: PAGE 1 OF 2

                             Known
         Well Name           Limits         Location         County   ST
------------------------    -------    ------------------    ------  ----
Tate # 19-2                    1,6     19    22 S   .34 W    Finney   KS
Tate # 19-3                    1,6     19    22 S    34 W    Finney   KS
Tate A # 1                     1,7     19    22 S    34 W    Finney   KS
Tate A # 2                     1,7     19    22 S    34 W    Finney   KS
Tate A # 19-3                  1,7     19    22 S    34 W    Finney   KS
Tate A # 19-4 (PUD)            1,7     19    22 S    34 W    Finney   KS
Turrentine # 19-3               2      19    22 S    34 W    Finney   KS
Turrentine # 19-4               2      19    22 S    34 W    Finney   KS
Webdell #28-1                   1      28    22 S    34 W    Finney   KS

                                                            Working       Net Revenue    Allocated
         Well Name          Producing Zones                 Interest        Interest     Value (M$)
---------------------  -------------------------  -----    ----------     -----------    -----------
Tate # 19-2            Lansing/Marm/Miss                   1.00000000      0.75255224    $  450.073
Tate # 19-3            Atoka/Lansing D                     1.00000000      0.75255224    $  602.488
Tate A # 1             Lansing/Marm/Miss                   1.00000000      0.76718750    $  145.020
Tate A # 2             Marmaton/Lansing G                  1.00000000      0.76718750    $  237.434
Tate A # 19-3          Lansing D                           1.00000000      0.76718750    $   71.371
Tate A # 19-4 (PUD)    Marmaton/Lansing/KC                 1.00000000      0.76718750    $   68.294
Turrentine # 19-3      Lansing B,D,G, H/St Louis           1.00000000      0.75000000    $  215.902
Turrentine # 19-4      St. Louis/Atoka/Lans                1.00000000      0.75000000    $  358.404
Webdell #28-1          St. Louis/Marmaton           BPO    1.00000000      0.76562500    $    6.465
                                                    APO    1.00000000      0.71093750


(PUD) = Proved Undeveloped. Subject to fulfillment of obligations under applicable agreement(s).

Known Limits definitions:

1 = All rights below 3,000 feet only.
2 = Royalty Interest
3 = As to Oil and Casinghead Gas only - all depths.
4 = Below the base of the Heebner Shale to total depth of the Baker # 15-6. 5 = Lario owns additional interest not subject to this sale.
6 = NRI includes Royalty interest of .0031250
7 = NRI includes Royalty interest of .0015625



                                                          EXHIBIT A: PAGE 2 OF 2

                 EXHIBIT B - LEASES, RIGHTS OF WAY AND EASEMENTS

    Attached to and made a part of that certain Purchase and Sale Agreement dated November 24, 1999, By and Between Seller and Buyer

               INT
LEASE NUMBER   TYPE    LESSOR/LESSEE                        DESCRIPTION
----------------------------------------------------------------------------------------------------
                                                           ALL IN FINNEY COUNTY, KANSAS
KS6063-03-A    OG      J R Bosworth & Hettie H Bosworth     22S-34W: Sec 27 - W/2NE/4
                       Ben F Brack

KS6251-01-A    OG      Clara L Cormack & F.D. Cormack       22S-34W: Sec 34 - W/23W/4
                       Champlin Refining Company

KS7949-01-A    OG      Myrtipse Dixit Ltd Partnership       22S-34W: Sec 12 - NW/4
                       Sonat Exploration Company

KS7949-01-B    OG      Diaden Energy Resources              22S-34W: Sec 12 - NW/4
                       Sonat Exploration Company

KS7949-01-C    OG      Eltrude Elliott Hall                 22S-34W: Sec 12 - NW/4
                       Sonat Exploration Company

KS7950-01-A    OG      Janet M Barlow Et Al                 22S-34W: Sec 13 - SE/4
                       J Fred Hambright

KS7951-01-A    OG      William Easton Hutchinson            22S-34W: Sec 19 - W/2SE/4
                       Cities Service Oil Company

KS7951-01-B    OG      William M Turrentine Et Ux           22S-34W: Sec 19 - NW/4SE/4 & SW/4SE/4
                       J Carson Rockhill

KS7951-01-C    OG      Evelyn T Vaughn Et Vir               22S-34W: Sec 19 - NW/4SE/4 & SW/4SE/4
                       J Carson Rockhill

KS7952-01-A    OG      A C Maddux & Christabelle Maddux     22S-34W: Sec 19 - NE/4NE/4
                       J D Long

KS7953-01-A    OG      Lenora V Tate & George H Tate        22S-34W: Sec 19 - SE/4NE/4
                       J D Long


                        LEASE           EXPIRATION        RECORDED
LEASE NUMBER            DATE            DATE            BOOK    PAGE
--------------------------------------------------------------------
KS6063-03-A             21-Mar-46       3-Mar-66        15       333


KS6251-01-A             31-Jul-49       1-Jan-54        19       323


KS7949-01-A             29-Jan-97       29-Jan-00       206      108


KS7949-01-B             29-Jan-97       29-Jan-00       206      106


KS7949-01-C             29-Jan-97       29-Jan-00       206      107


KS7950-01-A             20-Jan-97       20-Jan-00       205      96


KS7951-01-A             24-Aug-43       24-Aug-53       12       596


KS7951-01-B             29-Nov-84                       57       472


KS7951-01-C             29-Nov-84                       57       475


KS7952-01-A             24-Feb-44       24-Feb-54       13       138


KS7953-01-A             12-Apr-44       12-Apr-54       13       363


                                                          EXHIBIT B: PAGE 1 OF 4

                   INT
LEASE NUMBER       TYPE    LESSOR/LESSEE                                 DESCRIPTION
---------------------------------------------------------------------------------------------------------------
KS7953-02-A        OG      Lenora V Tate & George H Tate                 22S-34W: Sec 19 - E/2SE/4
                           J D Long

KS7955-01-A        OG      Mildred Ardis Cole & Tommy R. Cole            22S-34W: Sec 19 - NW/4
                           Wint Harris

KS7955-01-B        OG      Donald D Eskelund & Patricia A Eskelund       22S-34W: Sec 19 - NW/4
                           Wint Harris

KS7955-01-C        OG      LaRue A Horton & Dick Horton                  22S-34W: Sec 19 - NW/4
                           Wint Harris

KS7956-01-A        OG      George F Burg                                 22S-34W: Sec 20 - E/2NE/4 & E/2NW/4
                           J D Long

KS7957-01-A        OG      Emeline Barrett & James E Barrett             22S-34W: Sec 20 - W/2SW/4
                           R J Rhynalds

KS7958-01-A        OG      Larry M Barrett, Testementary Trust           22S-34W: Sec 20 - E/2SE/4

KS7959-01-A        OG      The Kearney County Farms Irriga               22S-34W: Sec 19 - Lots 3 & 4 of SW/4
                           Wint Harris

KS7960-01-A        OG      Six M Farms Inc                               22S-34W: Sec 22 - W/2NW/4
                           J Fred Hambright

KS7962-01-A        OG      Esther L Nellans                              22S-34W: Sec 22 - SE/4
                           J Fred Hambright

KS7963-01-A        OG      Esther L Nellans                              22S-34W: Sec 22 - NE/4
                           J Fred Hambright

KS7970-01-A        OG      Six M Farms Inc                               22S-34W: Sec 23 - E/2NW/4
                           J Fred Hambright

KS7973-01-A        OG      Mae Anderson                                  22S-34W: Sec 28 - E/2SE/4
                           R J Rhynalds


                         LEASE           EXPIRATION        RECORDED
LEASE NUMBER             DATE            DATE            BOOK     PAGE
----------------------------------------------------------------------
KS7953-02-A              12-Apr-44       12-Apr-54       13       363


KS7955-01-A              11-Sep-90       11 -Sep-92      88       656


KS7955-01-B              11-Sep-90       11 -Sep-92      88       655


KS7955-01-C              11-Sep-90       11 -Sep-92      88       654


KS7956-01-A              22-Feb-44       22-Feb-54       13       146


KS7957-01-A              4-Apr-44        4-Apr-54        13       269


KS7958-01-A              17-Feb-96       1 -Mar-97       184      197

KS7959-01-A              13-Oct-90                       88       652


KS7960-01-A              12-Oct-95       12-Oct-98       IT7      362


KS7962-01-A              21-Jan-97       21-Jan-00       204      112


KS7963-01-A              21-Jan-97       21-Jan-00       204      113


KS7970-01-A              12-Oct-95       12-Oct-98       177      370


KS7973-01-A              28-Feb-44       28-Feb-54       13       161


                                                          EXHIBIT B: PAGE 2 OF 4

                   INT
LEASE NUMBER       TYPE    LESSOR/LESSEE                                 DESCRIPTION
-----------------------------------------------------------------------------------------------------------------
KS7974-01-A        OG      Mae Anderson                                  22S-34W: Sec 28 - E/2SW/4
                           R J Rhynalds

KS7975-01-A        OG      G H Forney & Carolyn Forney                   22S-34W: Sec 29 - NW/4
                           J D Long

KS7976-01-A        OG      Pauline S Hope & Clifford R Hope Et Al        22S-34W: Sec 33 - E/2SW/4
                           R J Rhynalds

KS7976-01-B        OG      Magnolia Petroleum Co                         22S-34W: Sec 33 - E/2SW/4
                           Warren Petroleum Corporation

KS7977-01-A        OG      Margaret Vollmers Et Al                       22S-34W: Sec 33 - W/2NE/4, W/2NW/4;
                           R J Rhynalds                                  E/2SE/4

KS7979-01-A        OG      The Garden City Company                       23S-34W: Sec 15 - N/2NE/4
                           J E O'Donnell

KS7979-02-A        OG      The Garden City Company                       23S-34W: Sec 15 - E/2NW/4
                           J E O'Donnell

KS7980-01-A        OG      The Garden City Company                       23S-34W: Sec 25 - W/2SE/4; W/2SW/4
                           Cities Service Oil Co

KS7981-01-A        OG      John Burgardt & Barbara Burgardt              23S-34W: Sec 36 - E/2NW/4
                           J E O'Donnell

KS7982-01-A        OG      Nellie Upshaw & J F Upshaw                    23S-34W: Sec 36 - E/2NE/4
                           J E O'Donnell

KS7983-01-A        OG      L E Joss & Izetta H Joss                      23S-34W: Sec 36 - W/2SE/4

KS7984-01-A        OG      Mutual Building and Loan Association          23S-34W: Sec 26 - NW/4SW/4
                           Champlin Refining Co

KS7985-01-A        OG      Lawrence C Halbleib & Maxine Halbleib         23S-34W: Sec 36 - SW/4SW/4
                           Joe E Denham


                        LEASE           EXPIRATION        RECORDED
LEASE NUMBER            DATE            DATE            BOOK     PAGE
---------------------------------------------------------------------
KS7974-01-A             28-Feb-44       28-Feb-54       13       160


KS7975-01-A             24-Feb-44       24-Feb-54       13       164


KS7976-01-A             3-Apr-44        3-Apr-54        13       364


KS7976-01-B             15-May-50                       21       111


KS7977-01-A             4-Apr-44                        13       395


KS7979-01-A             23-Sep-41       23-Sep-56       611      382


KS7979-02-A             23-Sep--41      23-Sep-56       611      382


KS7980-01-A             31-Mar-46                       12       167


KS7981-01-A             2-Sep-42        2-Sep-57        11       640


KS7982-01-A             3-Sep-42        3-Sep-57        11       642


KS7983-01-A             12-Sep-42       12-Sep-57       12       21

KS7984-01-A             24-Sep-42       24-Sep-57       12       22


KS7985-01-A             24-Sep-44       24-Sep-54       13       324


                                                          EXHIBIT B: PAGE 3 OF 4

                   INT
LEASE NUMBER       TYPE    LESSOR/LESSEE                                 DESCRIPTION
--------------------------------------------------------------------------------------------------------------
ROYALTY INTEREST

KS0087-01-L        OG      Ballou Royalty                                22S-34W: Sec 19 - SE/4NE/4; E/2SE/2
                           Horizon Oil & Gas Co of Texas

KS0090-01-L        OG      Ballou Royalty                                22S-34W: Sec 20 - N/2
                           Horizon Oil & Gas Co of Texas


                     LEASE           EXPIRATION        RECORDED
LEASE NUMBER         DATE            DATE            BOOK     PAGE
------------------------------------------------------------------
ROYALTY INTEREST

KS0087-01-L          12-May-72                       56       172


KS0090-01-L          12-May-72                       56       172


                                                          EXHIBIT B: PAGE 4 OF 4

                                    EXHIBIT C

     Attached to and made part of that certain Purchase and Sale Agreement dated November 24, 1999 by and between Seller and Buyer.

                      PIPELINES AND OTHER PERSONAL PROPERTY

BURG 5-20
Pumping unit Lufkin 456
1 pump off controller
1 chemical pump
3 - 300 BBL water tank fiberglass
3 - 300 BBL oil tank steel
1 - 300 BBL oil tank fiberglass
1 - 400 BBL knockout fiberglass gun barrel
1 water pump in horse tank
1 water meter

BURG 3-20
Pumping unit Hercules 160 1212
Pump off controller
Chemical pump

BURG 4-20
Pumping unit Lufkin 228 C33427D319997
Pump off controller
Chemical Pump 1 - 16" x 10' Horizontal gas/fluid separator
1 - 210 BBL steel stock tank

BURG 3-20 & 4-20 COMMON TANK BATTERY
5 - 300 BBL oil tanks steel
1 - 300 BBL water tank steel
1 - 105 BBL knockout steel

TATE 19 A1
Pumping unit Lufkin 114 726U
1 pump off controller

TATE 19 A2
Pumping unit Cabot 80 D801639
1 pump off controller
1 chemical pump

TATE 19 A1 & TATE 19 A2 COMMON TANK BATTERY
2 - 300 BBL oil tanks steel
1 - 210 BBL water tank fiberglass
1 - 105 BBL knockout fiberglass
1 water meter
1 water pump in horse tank


                                                          EXHIBIT C: PAGE 1 OF 4

BARRETT SWD
4 - 400 BBL water tanks fiberglass
1 dog house 8x12
1 water meter

BURG 1-20
Pumping unit Cabot 80 133133
Pump off controller

BURG 2-20
Pumping Unit Lufkin 114 F6901OJ412316
Pump off controller
Chemical Pump

BURG 1-20 & 2-20 COMMON TANK BATTERY
2 - 300 BBL oil tanks steel
1 - 120 BBL water tank fiberglass
1 water meter
1 water pump in horse tank

TATE 1-19
Pumping unit National 160 6584
Chemical pump
Pump off controller
2 - 300 BBL oil tank steel
1 - 300 BBL water tank fiberglass
1 - 105 BBL knockout steel
1 circulating pump (share with Tate 2-19 & Tate 3-19)
1 water meter (share with Tate 2-19 & Tate 3-19)
1 cascade system (share with Tate 2-19 & Tate 3-19)
1 water pump in horse tank (share with Tate 2-19 & Tate 3-19)

TATE 2-19
Pumping unit National 160 17646
Chemical pump
Pump off controller

TATE 19 A-3
Pumping unit Lufkin 320 C39108J-345456
1 Pump off controller
1 chemical pump
1 water meter
1 water pump in horse tank
2 - 300 BBL water tanks fiberglass
2 - 300 BBL oil tanks fiberglass
1 - 200 BBL knockout fiberglass

TATE 2-19 & TATE 3-19 COMMON TANK BATTERY
3 - 300 BBL oil tanks steel
1 - 300 BBL water tank fiberglass
1 - 105 BBL knockout steel

                                                          EXHIBIT C: PAGE 2 OF 4

I circulating pump (shared with Tate 1-19)
1 water meter (shared with Tate 1-19)
1 cascade system (shared with Tate 1-19)
1 water pump in horse tank (shared with Tate 1-19)

TATE 3-19
Pumping unit Lufkin Mark 160 C31378ID316668
Chemical pump
Pump off controller

SIX M FARMS
Pumping Unit American 160 T15F74154040
Chemical Pump Pump off controller
2 - 300 BBL oil tanks fiberglass
1 - 300 BBL water tank
1 - 105 BBL knockout fiberglass

TURRENTINE 3-19
Pumping unit Lufkin 228 033429D14260
Chemical pump
1 pump off controller

TURRENTINE 4-19
Pumping unit Lufkin 640 air balance
Chemical Pump
1 pump off controller

TURRENTINE 3-19 & 4-19 COMMON TANK BATTERY
4 - 300 BBL oil tanks fiberglass
4 - 300 BBL water tanks fiberglass
1 - 180 BBL gun barrel fiberglass
1 - 40 BBL free water knockout steel
1 circulating pump
1 water meter
1 cascade system
1 water pump in horse tank

BAKER 15-6
Pumping unit American 160-173-74
1 chemical pump

BAKER 15-8
Pumping unit American 160 TI7F743A5079
1 chemical pump

BAKER 15-6 & 15-8 COMMON TANK BATTERY
1 pump off controller
2 - 300 BBL oil tanks fiberglass
1 - 300 BBL water tank fiberglass
1 - 200 BBL knockout fiberglass

                                                          EXHIBIT C: PAGE 3 OF 4

WEBDELL 28-1
PUMPING UNIT AMERICAN 160 D 1606617
1 chemical pump
1 pump off controller
1 - 300 BBL oil tank steel
1 - 300 BBL water tank steel
1 - 105 BBL knockout steel

BARRETT 20-3
Pumping unit American 160-173-4
Pumpoff switch
Chemical pump
3 - 300 BBL oil tanks fiberglass
1 - 300 BBL water tank fiberglass
1 - 210 BBL steel heated gun barrel

BARRETT 20-2
Pumping Unit American 160 D160G3598
Pump off controller
Chemical pump

BARRETT 20-4
Pumping Unit American 160 T17F7431824
Pump off controller
Chemical pump

BARRETT 20-2 & 20-4 COMMON BATTERY
4 - 300 BBL oil tanks fiberglass
1 - 300 BBL water tank fiberglass
1 - 6x20 Gun Barrel - fiberglass
1 water meter
1 water pump in horse tank
1 circulating pump



                                                          EXHIBIT C: PAGE 4 OF 4

                                   EXHIBIT D

     Attached to and made part of that certain Purchase and Sale Agreement dated November 24, 1999 by and between Seller and Buyer.

                              CERTAIN KEY CONTRACTS

SALT WATER DISPOSAL WELL LEASE AGREEMENT DATED MARCH 6TH, 1997 BY AND BETWEEN MARY F. BARRETT TRUST AND LARIO OIL & GAS COMPANY (SONAT EXPLORATION)
This Salt Water Disposal Lease is for a term for so long as the lands are used for the purpose specified. It requires an annual payment of $10,000.

SURFACE USE AGREEMENT DATED (PENDING) BY AND BETWEEN MARY F. BARRETT TRUST AND LARIO OIL & GAS COMPANY
This proposed Surface Use Agreement extends the surface area under the above lease that Lario is entitled to use and is for a term of 5 years. It requires an annual payment of $300.

JOSS WELL
This well is covered by a Declaration of Unitization dated November 8, 1950 (Recorded Volume 21, Page 466)

RUBY JEAN WELLS
These wells are covered by an Option Farmout Agreement covering the E/2SW/4 Sec 34-22S-34W dated August 6, 1991, with an Operating Agreement attached.

BAKER WELLS
These wells are covered by an Exploration and Farmout Agreement covering in part lands in Sec 15-23S-34W dated April 11, 1997, with an Operating Agreement attached.



                                                               EXHIBIT D: PAGE 1